Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 25, 2016, relating to the financial statements and financial highlights which appear in the December 31, 2015 Annual Report to Shareholders of AQR Diversified Arbitrage Fund, AQR Equity Market Neutral Fund, AQR Global Macro Fund, AQR Long-Short Equity Fund, AQR Managed Futures Strategy Fund, AQR Managed Futures Strategy HV, AQR Multi-Strategy Alternative Fund, AQR Risk-Balanced Commodities Strategy Fund, AQR Risk Parity Fund, AQR Risk Parity HV Fund, AQR Risk Parity MV Fund, AQR Style Premia Alternative Fund, AQR Style Premia Alternative LV Fund, which are also incorporated by reference into this Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Counsel and Independent Registered Public Accounting Firm” in such Registration Statement.

/S/ PricewaterhouseCoopers LLP

New York, New York

April 26, 2016